UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 20, 2010, Visa Inc. (the “Company”) issued a press release announcing that the Company had decided to deposit $500 million (the “Loss Funds”) into the litigation escrow account previously established under the Company’s retrospective responsibility plan (the “Plan”). Under the terms of the Plan, when the Company funds the litigation escrow, its U.S. financial institutions and their affiliates and successors, the sole holders of Class B shares, bear a corresponding financial impact via a reduction in their as-converted share count. As a result, the deposit of Loss Funds has the effect of a repurchase by the Company of $500 million of Class A common stock on an as-converted basis. The deposit of the Loss Funds will be conducted in accordance with the Company’s certificate of incorporation currently in effect.

A copy of the press release issued on May 20, 2010, is attached as Exhibit 99.1 to this Current Report on Form 8-K. All information in the press release is furnished but not filed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Visa Inc., dated May 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: May 20, 2010

	By:	/s/ Joseph W. Saunders
Joseph W. Saunders
Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Visa Inc., dated May 20, 2010.